Exhibit 99.1

Palantir Reports 49% Revenue Growth; US Commercial Revenue Up 90% Y/Y

8/12/2021

DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the second quarter ended June 30, 2021.

Q2 2021 Highlights

•	Total revenue grew 49% year-over-year to $376 million

•	US commercial revenue grew 90% year-over-year

•	Closed 62 deals of $1 million or more, of which:

•	30 deals are $5 million or more

•	21 deals are $10 million or more

•	20 net new customers added in Q2 2021, total customers up 13% quarter-over-quarter

•	Commercial customer count increased 32% quarter-over-quarter

•	Cash flow from operations of $23 million, representing a 6% margin

•	Adjusted free cash flow of $50 million, representing a 13% margin

•	GAAP net loss per share, diluted of ($0.07)

•	Adjusted earnings per share, diluted of $0.04

H1 2021 Highlights

•	Total revenue grew 49% year-over-year to $717 million

•	Commercial customer count increased 61% since December 31, 2020

•	Cash flow from operations of $140 million, representing a 19% margin

•	Adjusted free cash flow of $201 million, representing a 28% margin

Q2 2021 Financial Summary

(in thousands, except percentages and per share amounts)	Second Quarter 2021
	Amount
Revenue	$375,642
Year-over-year growth	49%
	Amount	Margin
Loss from Operations	$(146,148)	(39)%
Adjusted Income from Operations	$116,727	31%
Cash Flow from Operations	$22,750	6%
Adjusted Free Cash Flow	$49,823	13%
Net Loss	$(138,580)
Adjusted Net Income	$97,955
Adjusted EBITDA	$121,489	32%
GAAP Net Loss Per Share, Diluted	$(0.07)
Adjusted Earnings Per Share, Diluted	$0.04

Outlook

For Q3 2021, we expect:

•	$385 million in revenue.

•	Adjusted operating margin of 22%.

For full year 2021, we are raising our outlook for:

•	Adjusted free cash flow to in excess of $300 million, up from in excess of $150 million.

Per long-term guidance policy, as provided by our Chief Executive Officer, Alex Karp, we continue to expect:

•	Annual revenue growth of 30% or greater for 2021 through 2025.

Earnings Webcast

A public webcast will be held at 6:00 a.m. MT / 8:00 a.m. ET today to discuss the results for our second quarter ended June 30, 2021 and financial outlook. The live public call can be accessed by registering online at https://event.on24.com/wcc/r/3196394/BE6143CF063C810BC19CA8A0CA2E396E. A replay of the webcast will be available at https://investors.palantir.com following the event.

A slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures will be available through Palantir’s Investor Relations website at https://investors.palantir.com.

Forward-Looking Statements

This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, product development, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our sales force, partnerships, and customers), market trends and market size, opportunities (including growth opportunities), our expectations regarding our recent and potential investments in, and commercial contracts with, various entities, including special purpose acquisition companies and other privately-held or publicly-traded companies, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K for the fiscal year ended December 31, 2020 and other filings and reports that we may file from time to time with the SEC, including our quarterly report on Form 10-Q for the quarter ended June 30, 2021. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully grow our direct salesforce and to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our customers; our ability to make our platforms easier to install and consume; our ability to maintain and enhance our brand and reputation; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; and any breach or access to customer or third-party data.

The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.

Additional Definitions

For the purpose of this press release, the value of deals closed reflects the total contract value and presumes the exercise of all contract options and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures adjusted income (loss) from operations which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted net income (loss); and adjusted earnings per share (“EPS”), diluted.

We believe these non-GAAP financial measures help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. Additionally, we exclude employer payroll taxes related to stock-based compensation, as it is difficult to predict and outside of Palantir’s control. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations, as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as stock-based compensation, and related employer payroll taxes, the effect of which may be significant.

Available Information

Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.

About Palantir Technologies Inc.

Palantir Technologies Inc. builds and deploys operating systems for the modern enterprise. Additional information is available at https://www.palantir.com.

Contact

Investor Relations

Rodney Nelson

investors@palantir.com

Media

Lisa Gordon

media@palantir.com

Palantir Technologies Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$375,642	$251,889	$716,876	$481,216
Cost of revenue (1)	90,926	68,410	165,037	132,704

Gross profit	284,716	183,479	551,839	348,512
Operating expenses:
Sales and marketing (1)	162,379	102,518	298,476	201,171
Research and development (1)	110,524	86,815	208,995	152,615
General and administrative (1)	157,961	93,291	304,530	164,056

Total operating expenses	430,864	282,624	812,001	517,842

Loss from operations	(146,148)	(99,145)	(260,162)	(169,330)
Interest income	372	551	748	3,818
Interest expense	(590)	(5,646)	(2,430)	(10,240)
Change in fair value of warrants	—	(3,683)	—	10,012
Other income (expense), net	2,125	(1,589)	(2,769)	4,511

Loss before provision (benefit) for income taxes	(144,241)	(109,512)	(264,613)	(161,229)
Provision (benefit) for income taxes	(5,661)	943	(2,559)	3,500

Net loss	$(138,580)	$(110,455)	$(262,054)	$(164,729)

Net loss per share attributable to common stockholders, basic	$(0.07)	$(0.17)	$(0.14)	$(0.27)

Net loss per share attributable to common stockholders, diluted	$(0.07)	$(0.17)	$(0.14)	$(0.28)

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, basic	1,894,606	640,450	1,858,085	616,150

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, diluted	1,894,606	640,669	1,858,085	618,635

(1)	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$24,029	$17,832	$40,006	$25,900
Sales and marketing	72,008	39,932	129,294	58,395
Research and development	50,630	37,897	88,504	52,929
General and administrative	86,075	32,187	168,669	44,731

Total stock-based compensation expense	$232,742	$127,848	$426,473	$181,955

Palantir Technologies Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$2,341,156	$2,011,323
Restricted cash	36,750	37,285
Accounts receivable	242,998	156,932
Prepaid expenses and other current assets	41,648	51,889

Total current assets	2,662,552	2,257,429
Property and equipment, net	24,824	29,541
Restricted cash, noncurrent	61,914	79,538
Operating lease right-of-use assets	209,243	217,075
Other assets	117,135	106,921

Total assets	$3,075,668	$2,690,504

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,914	$16,358
Accrued liabilities	166,252	158,546
Deferred revenue	194,511	189,520
Customer deposits	257,747	210,320
Operating lease liabilities	33,162	29,079

Total current liabilities	682,586	603,823
Deferred revenue, noncurrent	40,518	50,525
Customer deposits, noncurrent	62,732	81,513
Debt, noncurrent, net	—	197,977
Operating lease liabilities, noncurrent	216,630	229,800
Other noncurrent liabilities	4,239	4,316

Total liabilities	1,006,705	1,167,954
Stockholders’ equity:
Common stock	1,937	1,792
Additional paid-in capital	7,294,369	6,488,857
Accumulated other comprehensive income (loss)	65	(2,745)
Accumulated deficit	(5,227,408)	(4,965,354)

Total stockholders’ equity	2,068,963	1,522,550

Total liabilities and stockholders’ equity	$3,075,668	$2,690,504

Palantir Technologies Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net loss	$(262,054)	$(164,729)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,999	7,793
Stock-based compensation	426,473	181,955
Change in fair value of warrants	—	(10,012)
Non-cash operating lease expense	14,435	19,831
Other operating activities	560	3,633
Changes in operating assets and liabilities:
Accounts receivable	(83,883)	(56,583)
Prepaid expenses and other current assets	12,770	(3,220)
Other assets	(9,522)	(9,937)
Accounts payable	14,589	(35,012)
Accrued liabilities	9,070	(30,366)
Deferred revenue, current and noncurrent	(3,679)	19,645
Customer deposits, current and noncurrent	28,668	(124,434)
Operating lease liabilities, current and noncurrent	(15,795)	(25,815)
Other noncurrent liabilities	—	921

Net cash provided by (used in) operating activities	139,631	(226,330)
Investing activities
Purchases of property and equipment	(1,405)	(5,945)
Proceeds from the sale of assets held for sale	—	250

Net cash used in investing activities	(1,405)	(5,695)
Financing activities
Proceeds from the issuance of common stock, net of issuance costs	—	542,922
Proceeds from issuance of debt, net of issuance costs	—	149,683
Principal payments on borrowings	(200,000)	(250,000)
Proceeds from the exercise of common stock options	376,688	28,824
Repurchase of common stock	—	(3,777)
Other financing activities	(1,744)	(377)

Net cash provided by financing activities	174,944	467,275
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(1,496)	(197)

Net increase in cash, cash equivalents, and restricted cash	311,674	235,053
Cash, cash equivalents, and restricted cash—beginning of period	2,128,146	1,401,962

Cash, cash equivalents, and restricted cash—end of period	$2,439,820	$1,637,015

Palantir Technologies Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

(unaudited)

Non-GAAP Reconciliations

Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Loss from operations	$(146,148)	$(99,145)	$(260,162)	$(169,330)
Add: stock-based compensation	232,742	127,848	426,473	181,955
Add: employer payroll taxes related to stock-based compensation	30,133	—	66,999	—

Adjusted income from operations	$116,727	$28,703	$233,310	$12,625

Adjusted operating margin	31%	11%	33%	3%

Adjusted Free Cash Flow (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$22,750	$60,854	$139,631	$(226,330)
Less: purchases of property and equipment	(697)	(2,929)	(1,405)	(5,945)
Add: cash paid for employer payroll taxes related to stock-based compensation	27,770	—	62,572	—

Adjusted free cash flow	$49,823	$57,925	$200,798	$(232,275)

Adjusted free cash flow margin	13%	23%	28%	(48)%

Adjusted EBITDA (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Loss	$(138,580)	$(110,455)	$(262,054)	$(164,729)
Less: interest income	(372)	(551)	(748)	(3,818)
Add: interest expense	590	5,646	2,430	10,240
Less: change in fair value of warrants	—	3,683	—	(10,012)
Add: other (income) expense, net	(2,125)	1,589	2,769	(4,511)
Add: provision (benefit) for income taxes	(5,661)	943	(2,559)	3,500
Add: depreciation and amortization	4,762	4,122	7,999	7,793
Add: stock-based compensation	232,742	127,848	426,473	181,955
Add: employer payroll taxes related to stock-based compensation	30,133	—	66,999	—

Adjusted EBITDA	$121,489	$32,825	$241,309	$20,418

Adjusted EBITDA margin	32%	13%	34%	4%

Palantir Technologies Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

(unaudited)

Adjusted Earnings per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(138,580)	$(110,455)	$(262,054)	$(164,729)
Less: change in fair value attributable to participating securities	—	(171)	—	(7,479)

Net loss attributable to common stockholders, diluted	(138,580)	(110,626)	(262,054)	(172,208)
Add: stock-based compensation	232,742	127,848	426,473	181,955
Add: employer payroll taxes related to stock-based compensation	30,133	—	66,999	—
Less: income tax effect related to adjustments (1)	(26,340)	(4,052)	(50,812)	(4,580)

Adjusted net income attributable to common stockholders, diluted	$97,955	$13,170	$180,606	$5,167

Weighted-average shares used in computing GAAP net loss per share, diluted	1,894,606	640,669	1,858,085	618,635

Adjusted weighted-average shares used in computing adjusted earnings per share, diluted (2)	2,310,731	920,993	2,323,271	927,603

Adjusted earnings per share, diluted	$0.04	$0.01	$0.08	$0.01

(1)	Income tax effect is based on long-term estimated annual effective tax rates of 22.2% and 22.1% for the periods ended 2021 and 2020, respectively.
(2)

Includes an additional 416 million and 465 million dilutive securities for the three and six months ended June 30, 2021, respectively, and an additional 280 million and 309 million dilutive securities for the three and six months ended June 30, 2020, respectively, that are excluded from a GAAP perspective due to the Company’s net loss position.